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                                                                    EXHIBIT 12.1

DONJOY, LLC
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)


                                                                            Historical
                                                   -----------------------------------------------------------
                                                                     Years Ended December 31,
                                                   -----------------------------------------------------------
                                                     2000         1999         1998         1997         1996
                                                   -----------------------------------------------------------
Income before income taxes ..................      $ 5,159      $ 9,515      $ 8,345      $10,904      $ 9,483

Interest ....................................       15,876        7,057           --        2,072        2,459
Amortization of Debt Issuance Costs .........          877          409           --           --           --
Amortization of Discount on Sr. Notes .......          205          102           --           --           --
1/3 of rental expense-operating leases ......        1,064          895        1,064          775          765
                                                   -----------------------------------------------------------

Earnings ....................................      $23,181      $17,978      $ 9,409      $13,751      $12,707

Interest ....................................      $15,876      $ 7,057      $    --      $ 2,072      $ 2,459
Amortization of Debt Issuance Costs .........          877          409           --           --           --
Amortization of Discount on Sr. Notes .......          205          102           --           --           --
1/3 of rental expense-operating leases ......        1,064          895        1,064          775          765
                                                   -----------------------------------------------------------

Fixed Charges ...............................      $18,022      $ 8,463      $ 1,064      $ 2,847      $ 3,224


Ratio of Earnings to Fixed Charges ..........         1.29         2.12         8.84         4.83         3.94
                                                   ===========================================================